UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2025 (June 12, 2025)

Alnylam Pharmaceuticals, Inc.
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Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Henri A. Termeer Square Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 12, 2025, the People, Culture and Compensation Committee (the “Committee”) of the Board of Directors of Alnylam Pharmaceuticals, Inc. (the “Company”) approved certain compensatory arrangements in connection with the combination of the Company’s Research and Early Development function and its Development function into a single organization (the “R&D Combination”).

As part of the R&D Combination, the Committee approved (i) the appointment of Pushkal Garg, M.D., the Company’s current Chief Medical Officer, Executive Vice President, Development and Medical Affairs, to the position of Executive Vice President, Chief Research and Development Officer and (ii) the expansion of responsibilities for Kevin Fitzgerald, Ph.D., the Company’s current Executive Vice President, Chief Scientific Officer and Head of Research and Early Development, to include external innovation. Biographical information about Drs. Garg and Fitzgerald is contained on pages 40 and 41 of the Company’s definitive proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 24, 2025, and is incorporated by reference herein.

In conjunction with the foregoing changes, the Committee approved changes to Dr. Garg’s total compensation, such that Dr. Garg will receive (i) a base salary equal to $825,000, (ii) short-term incentive compensation in the form of a target annual award opportunity pursuant to the Company’s Annual Incentive Program equivalent to 65% of Dr. Garg’s base salary, and (iii) long-term incentive compensation in the form of a target annual equity award in an amount to be determined by the Committee when it next reviews total direct compensation payable to the Company’s named executive officers. The Committee also approved changes to Dr. Fitzgerald’s total compensation, consisting of (x) an increase in the target annual award opportunity under to the Company’s Annual Incentive Program to an amount equivalent to 60% of Dr. Fitzgerald’s base salary, and (y) a one-time grant of a restricted stock unit award to Dr. Fitzgerald under the Company’s Second Amended and Restated 2018 Stock Incentive Plan (the “2018 Plan”), effective July 1, 2025, with a grant date value of $2.5 million. The restricted stock unit award will vest in three equal annual installments, subject to Dr. Fitzgerald continuing to be an eligible participant under the 2018 Plan at such time. The restricted stock unit award will be governed by the Company’s standard restricted stock unit award agreement and the 2018 Plan.

A press release announcing the R&D Combination was issued on June 18, 2025, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)     Exhibits
99.1     Press Release dated June 18, 2025.
104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2025	ALNYLAM PHARMACEUTICALS, INC.

	By:	/s/ Jeffrey V. Poulton
Jeffrey V. Poulton
Executive Vice President, Chief Financial Officer